JOHN HANCOCK SERIES TRUST

                          John Hancock Technology Fund


                          Amendment of Section 5.11 and
                 Establishment and Designation of Class I Shares
                            of Beneficial Interest of
                          John Hancock Technology Fund
                      a Series of John Hancock Series Trust


                 Establishment and Designation of Class I Shares
                 -----------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated December 12, 2000, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Technology Fund (the "Fund"), effective March 1, 2001, as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class I Shares".

      2. Class I Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class I Shares, the method of determining the net asset value of Class I Shares, and the relative dividend rights of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 8.3 of the Amended and Restated Declaration of Trust dated December 12, 2000, as amended from time to time (the "Declaration of Trust"), do hereby amend
Section 5.11, effective March 1, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Millennium Growth Fund, John Hancock Real Estate Fund, and John Hancock Focused Relative Value Fund, each of which consists of Class A Shares, Class B Shares, and Class C Shares; John Hancock Small Cap Growth Fund and John Hancock Technology Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares; and John Hancock 500 Index Fund, which consists of Class A Shares,
                  Class B Shares, Class C Shares, and Class R Shares (the "Existing Series").

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares and the amendment of
Section 5.11, effective March 1, 2001.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of December 2000.


/s/Stephen L. Brown                                     /s/Charles L. Ladner
-------------------                                     --------------------
Stephen L. Brown                                        Charles L. Ladner

/s/James F. Carlin                                      /s/Stephen R. Pruchansky
------------------                                      ------------------------
James F. Carlin                                         Steven R. Pruchansky

/s/William H. Cunningham                                /s/Norman H. Smith
------------------------                                ------------------
William H. Cunningham                                   Norman H. Smith

/s/Ronald R. Dion                                       ________________________
-----------------
Ronald R. Dion                                          John P. Toolan

/s/Maureen R. Ford
------------------
Maureen R. Ford


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS    )
                                 )ss
COUNTY OF SUFFOLK                )

         Then personally appeared the above-named Stephen L. Brown, James F. Carlin, William H. Cunningham, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Norman H. Smith, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 12th day of December, 2000.

                                        Erika L. Nager
                                        Notary Public

                                        My Commission Expires:  June 14, 2007
                                                                -------------

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